UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2023

Complete Solaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSLR	The Nasdaq Select Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	CSLRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On September 19, 2023, Complete Solaria, Inc. (the “Company”) and SolarCA LLC, a Delaware limited liability company (successor in interest to The Solaria Corporation and a wholly owned subsidiary of the Company) (“SolarCA”) entered into an asset purchase agreement (the “Agreement”) with Maxeon Solar Technologies, Ltd., a Singapore public limited company (“Maxeon”), pursuant to which SolarCA, subject to the terms and conditions therein, sold, assigned and transferred its rights, title and interest in certain of the assets and contractual rights associated with the sale of photovoltaic cells and solar modules (the “Business”) and certain of SolarCA’s intellectual property including the patents, patent applications, trademarks, and domain names used in the Business (collectively, the “Purchased Assets”) to Maxeon. The Agreement also includes an agreement in principle for Maxeon to supply premium, high-power solar panels to the Company.

Pursuant to the Agreement, SolarCA will sell the Purchased Assets and will consummate, subject to satisfaction of certain conditions, the other transactions contemplated thereby, for the issuance of 1.1 million ordinary shares of Maxeon. In connection with the purchase of the Purchased Assets, Maxeon also intends to extend offers to certain employees of SolarCA currently employed in its design and engineering, manufacturing, sales, and marketing functions. The Agreement contains representations, warranties and covenants of the Company, SolarCA and Maxeon that are customary for a transaction of this nature.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 5.02	Appointment of Certain Officers; Election of Directors; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2023, Arnaud Lepert notified the Company that he was resigning as the Company’s Chief Operating Officer effective October 1, 2023.

Item 7.01	Regulation FD Disclosure.

On September 20, 2023, the Company issued a press release announcing the transaction. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

2.1*	Asset Purchase Agreement dated September 19, 2023, by and among Complete Solaria, Inc., SolarCA, LLC, and Maxeon Solar Technologies, Ltd.

99.1	Joint Press Release of Complete Solaria, Inc. and Maxeon Solar Technologies, Ltd. dated September 20, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits or schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPLETE SOLARIA, INC.

Dated: September 21, 2023

	By:	/s/ William J. Anderson
William J. Anderson
Chief Executive Officer